Exhibit 99.1

Weyco Reports Third Quarter Sales and Earnings

          MILWAUKEE, Oct. 31 /PRNewswire-FirstCall/ -- Weyco Group, Inc. (Nasdaq: WEYS) today announced financial results for the quarter ended September 30, 2006.

          Net earnings increased 7% to $5,168,000, up from $4,822,000 during the same quarter in 2005.  Net sales for the quarter were $56,085,000 compared with $55,219,000 in 2005, an increase of 2%.  Diluted earnings per share increased to $.43 per diluted share in 2006 from $.40 per diluted share in 2005, an increase of 7.5%.

          Net sales in the wholesale division, which include wholesale sales and licensing revenues, were $49,388,000 for the third quarter of 2006 compared with $49,183,000 in 2005.  Wholesale sales were $48,472,000 in 2006, up from $48,264,000 in 2005.  Licensing revenues in 2006 were $916,000 compared with $919,000 in 2005.  Sales of the Company’s Stacy Adams and Florsheim brands were up 4% and 7%, respectively, for the quarter, while sales of the Company’s Nunn Bush brand were down 8%.

          Retail sales were up 11% for the quarter to $6,697,000, from $6,036,000 in 2005, with same store sales up 6%.  The Company now operates 34 retails stores in the United States as compared with 30 in 2005.

          Operating earnings were $7,855,000, up 3% from $7,652,000 in 2005. Operating earnings as a percent of net sales approximated the prior year level at 14%.

          “We are pleased that we have been able to grow our sales and increase our earnings, despite the loss of business resulting from some consolidations in the retail industry,” stated Tom Florsheim, Jr., Chairman and CEO of Weyco Group.  “This speaks to the strength of our brands and our ability to control costs.”

          Weyco Group will host a conference call on Wednesday, November 1, 2006, at 11:00 a.m. Eastern Time to discuss the third quarter financial results in more detail.  To participate in the call please dial 866-314-5050, referencing passcode #91858814, five minutes before the start of the call.  A replay will be available for one week beginning about one hour after the completion of the call by dialing 888-286-8010 or 617-801-6888, referencing passcode #39305292. Alternatively, the conference call and replay will be available by visiting the investor relations section of Weyco Group’s website at http://www.weycogroup.com .

          Weyco Group, Inc., designs and markets moderately priced and better-grade men’s branded footwear for casual, fashion, and dress lifestyles.  The principal brands of shoes sold by the Company are Florsheim, Nunn Bush and Stacy Adams.  The Company also operates a small number of retail stores in the United States and Europe.

          This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Various factors could cause the results of Weyco Group to be materially different from any future results expressed or implied by such forward-looking statements.  Such factors include, but are not limited to the Company’s ability to: (i) successfully market and sell its products in a highly competitive industry and in view of changing consumer trends, consumer acceptance of products and other factors affecting retail market conditions; (ii) procure its products from independent manufacturers; and (iii) other factors, including those detailed from time to time in Weyco Group’s filings made with the SEC.  Weyco Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,

	2006	2005	2006	2005

NET SALES	$56,084,718	$55,218,588	$160,484,367	$157,795,446
COST OF SALES	35,484,325	35,607,712	101,391,210	101,607,480
Gross earnings	20,600,393	19,610,876	59,093,157	56,187,966
SELLING AND ADMINISTRATIVE EXPENSES	12,744,934	11,959,191	37,547,263	35,524,839
Earnings from operations	7,855,459	7,651,685	21,545,894	20,663,127
INTEREST INCOME	488,670	298,428	1,468,378	710,964
INTEREST EXPENSE	(145,271)	(87,051)	(442,565)	(237,018)
OTHER INCOME (EXPENSE), net	(5,720)	4,260	(2,248)	(25,788)
Earnings before provision for income taxes	8,193,138	7,867,322	22,569,459	21,111,285
PROVISION FOR INCOME TAXES	3,025,000	3,045,000	8,450,000	8,060,000
Net earnings	$5,168,138	$4,822,322	$14,119,459	$13,051,285
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	11,675,238	11,575,788	11,621,084	11,555,307
Diluted	12,098,045	11,992,330	12,031,126	11,973,913
EARNINGS PER SHARE
Basic	$.44	$.42	$1.21	$1.13
Diluted	$.43	$.40	$1.17	$1.09
CASH DIVIDENDS PER SHARE	$.09	$.07	$.25	$.195

CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)

	September 30, 2006	December 31, 2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,299,953	$22,780,913
Marketable securities, at amortized cost	815,030	875,317
Accounts receivable, net.	34,985,077	27,843,048
Inventories	47,039,922	38,548,602
Deferred income tax benefits	1,661,788	1,174,235
Prepaid expenses and other current assets	819,341	1,424,858
Total current assets	90,621,111	92,646,973
MARKETABLE SECURITIES, at amortized cost	41,996,669	30,290,089
OTHER ASSETS	15,062,053	14,252,604
PLANT AND EQUIPMENT, net	28,097,396	27,440,762
TRADEMARK	10,867,969	10,867,969
	$186,645,198	$175,498,397
LIABILITIES & SHAREHOLDERS’ INVESTMENT
CURRENT LIABILITIES:
Short-term borrowings	$11,602,566	$9,552,504
Accounts payable	8,288,311	12,222,907
Dividend payable	1,052,693	810,241
Accrued liabilities	7,482,685	6,106,107
Accrued income taxes	570,445	1,221,423
Total current liabilities	28,996,700	29,913,182
LONG-TERM PENSION LIABILITY	3,850,063	3,672,312
DEFERRED INCOME TAX LIABILITIES	5,980,146	5,344,702
SHAREHOLDERS’ INVESTMENT:
Common stock	9,088,312	8,979,243
Class B common stock	2,588,281	2,595,031
Capital in excess of par value	6,213,679	3,437,697
Reinvested earnings	129,570,619	121,334,722
Accumulated other comprehensive income	357,398	221,508
Total shareholders’ investment	147,818,289	136,568,201
	$186,645,198	$175,498,397

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
For the nine months ended September 30, 2006 and 2005

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$14,119,459	$13,051,285
Adjustments to reconcile net earnings to net cash provided by operating activities -
Depreciation	1,604,725	1,693,347
Amortization	54,613	35,566
Deferred income taxes	147,891	507,444
Pension contribution	(1,000,000)	—
Pension expense	894,753	663,453
Gain (loss) on sale of assets	13	(1,642)
Increase in cash surrender value of life insurance	(376,605)	(333,000)
Changes in operating assets and liabilities -
Accounts receivable	(7,142,029)	(6,416,573)
Inventories	(8,491,320)	11,021,966
Prepaids and other current assets	617,670	807,958
Accounts payable	(3,934,596)	2,315,548
Accrued liabilities and other	1,333,778	(2,406,293)
Accrued income taxes	(650,978)	753,994
Net cash (used for) provided by operating activities	(2,822,626)	21,693,053
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(17,813,020)	(17,615,427)
Proceeds from maturities of marketable securities	6,112,114	3,029,703
Purchase of plant and equipment	(2,245,677)	(1,086,860)
Proceeds from sales of plant and equipment	996	4,587
Net cash used for investing activities	(13,945,587)	(15,667,997)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid	(2,665,206)	(2,074,017)
Shares purchased and retired	(3,124,644)	(1,423,656)
Proceeds from stock options exercised	1,828,579	1,722,494
Net draws (repayments) under revolving credit agreement	2,050,062	(1,875,404)
Income tax benefit from the exercise of stock options	1,198,462	—
Net cash used for financing activities	(712,747)	(3,650,583)
Net (decrease) increase in cash and cash equivalents	(17,480,960)	2,374,473
CASH AND CASH EQUIVALENTS at beginning of period	$22,780,913	$10,514,707
CASH AND CASH EQUIVALENTS at end of period	$5,299,953	$12,889,180
SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid, net of refunds	$7,638,064	$6,848,616
Interest paid	$443,781	$232,071

SOURCE  Weyco Group, Inc.
          -0-                             10/31/2006
          /CONTACT:  John Wittkowske, Senior VP and CFO, Weyco Group, Inc., +1-414-908-1880/
          /Web site:  www.weycogroup.com /